Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ESGEN Acquisition Corporations

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 21, 2021, except for the effects of the share surrender as described in Note 9, as to which date is September 27, 2021, relating to the financial statements of ESGEN Acquisition Corporation, which is included in the Registration Statement on Form S-1 (No. 333-259836). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/BDO USA, LLP

New York, New York

October 19, 2021

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.